UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

SOC TELEMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39160	84-3131208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2411 Dulles Corner Park, Suite 475

Herndon, Virginia 20171

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 483-9690

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	TLMD	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TLMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of February 2, 2022 (the “Merger Agreement”), by and among SOC Telemed, Inc., a Delaware corporation (the “Company”), Spark Parent, Inc., a Delaware corporation (“Parent”), and Spark Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are each a subsidiary of investment funds advised by Patient Square Capital, L.P. (“Patient Square Capital”).

On April 6, 2022 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent (the “Surviving Corporation”).

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Termination of Existing Credit Facility

Effective as of April 6, 2022, the Company repaid all amounts required to be paid in order to discharge the Company’s term loan facility (the “Existing Credit Facility”) under that certain Loan and Security Agreement, dated as of March 26, 2021 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Term Loan Agreement”), by and among the Company and the other borrowers party thereto, the lenders from time to time party thereto and SLR Investment Corp., as collateral agent, and terminated the Existing Credit Facility. The Company was required to pay an early termination fee equal to $1.75 million in connection with the termination of the Existing Credit Facility.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

On the Closing Date, Parent completed the acquisition of the Company through the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s Class A Common Stock, par value $0.0001 per share (“Company Common Stock”) (other than shares of Company Common Stock (i) held by the Company or any of the Company’s direct or indirect wholly owned subsidiaries, (ii) owned by Parent, Merger Sub or any of their affiliates, as of immediately prior to the Effective Time, (iii) bearing a legend that such share is subject to forfeiture pursuant to the Agreement and Plan of Merger, dated as of July 29, 2020, by and among Healthcare Merger Corp., a Delaware corporation (“HCMC”), Sabre Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of HCMC, Sabre Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of HCMC, and Specialists On Call, Inc., a Delaware corporation, and the letter agreement dated as of July 29, 2020, between the Company and HCMC Sponsor LLC, or (iv) owned by stockholders of the Company who have not voted in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, or consented thereto in writing, and who have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the General Corporation Law of the State of Delaware), outstanding as of immediately prior to the Effective Time was canceled and automatically converted into the right to receive an amount in cash equal to $3.00 (the “Merger Consideration”), without any interest thereon and subject to any applicable withholding taxes.

In addition, pursuant to the Merger Agreement, at the Effective Time:

●	each option to purchase shares of Company Common Stock (each, a “Company Option”) that was vested in accordance with its terms and outstanding as of immediately prior to the Effective Time (each, a “Vested Company Option”), and that had a per share exercise price less than the Merger Consideration, was, automatically and without any required action on the part of the holder thereof, canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Vested Company Option multiplied by (ii) the excess of (A) the Merger Consideration over (B) the per share exercise price for such Vested Company Option, subject to applicable withholding taxes;

●	each Company Option that was outstanding as of immediately prior to the Effective Time and that was not a Vested Company Option (each, an “Unvested Company Option”), and that had a per share exercise price less than the Merger Consideration, was, automatically and without any required action on the part of the holder thereof, canceled and will be replaced with a new award to be issued by Parent or one of its affiliates following the Effective Time;

●	any Company Option, whether a Vested Company Option or Unvested Company Option, that had a per share exercise price that was equal to or greater than the Merger Consideration was canceled for no consideration;

●	each restricted stock unit in respect of shares of Company Common Stock (each, a “Company RSU”) held by a non-employee director of the Company that was outstanding as of immediately prior to the Effective Time (each, a “Director RSU”) was, automatically and without any required action on the part of the holder thereof, canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Director RSU multiplied by (ii) the Merger Consideration, subject to applicable withholding taxes;

●	each Company RSU (other than a Director RSU) that was not vested and was outstanding as of immediately prior to the Effective Time was, automatically and without any required action on the part of the holder thereof, canceled and will be replaced with a new award to be issued by Parent or one of its affiliates following the Effective Time;

●	each performance-based restricted stock unit in respect of shares of Company Common Stock (each, a “Company PSU”) that was outstanding as of immediately prior to the Effective Time and for which the applicable performance condition had been satisfied as of immediately prior to the Effective Time was, automatically and without any required action on the part of the holder thereof, canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Company PSU multiplied by (ii) the Merger Consideration, subject to applicable withholding taxes; and

●	each Company PSU that was outstanding as of immediately prior to the Effective Time and for which the applicable performance condition had not been satisfied as of immediately prior to the Effective Time was canceled for no consideration.

The foregoing description of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 4, 2022, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC notifications of removal from listing and registration on Form 25 (the “Form 25s”) to delist and deregister the Company Common Stock, which traded under the symbol “TLMD,” and the warrants to purchase Company Common Stock (“Company Warrants”), which traded under the symbol “TLMDW,” under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25s, the Company intends to file with the SEC a certification and notice of termination on Form 15 to suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act. Trading of the Company Common Stock and the Company Warrants on Nasdaq was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the Effective Time, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company, other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

Additionally, as a result of the Merger, the holders of the Company Warrants will have the right to purchase from the Surviving Corporation the Alternative Issuance (as defined in the Warrant Agreement, dated December 12, 2019, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2019) upon the basis and upon the terms and conditions specified in the Merger Agreement, Company Warrants and the Warrant Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of the Company occurred, and the Company became a direct, wholly owned subsidiary of Parent. The total amount of Merger Consideration payable to the stockholders of the Company in connection with the Merger was approximately $301 million. The funds used by Parent to consummate the Merger came from equity financing provided by Patient Square Equity Partners, LP or other funds managed by Patient Square Capital.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the consummation of the Merger, as contemplated by the Merger Agreement, each of the Company’s directors as of immediately prior to the Effective Time–Steven J. Shulman, Dr. Bobbie Byrne, Thomas J. Carella, Gyasi C. Chisley, Christopher M. Gallagher, Joseph P. Greskoviak, Amr Kronfol and Anne M. McGeorge–resigned from his or her respective position as a member of the board of directors of the Company, and any committee thereof, effective as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, Adam Fliss, Justin Sabet-Peyman and Maria Walker, the directors of Merger Sub, became and constitute the only directors of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, (i) the Company’s certificate of incorporation as in effect immediately prior to the Effective Time was amended and restated in its entirety and (ii) the Company’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety.

Copies of the amended and restated certificate of incorporation and the amended and restated by-laws are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On April 6, 2022, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of February 2, 2022, by and among SOC Telemed, Inc., Spark Parent, Inc. and Spark Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 4, 2022).

3.1	Third Amended and Restated Certificate of Incorporation of SOC Telemed, Inc.

3.2	Second Amended and Restated By-Laws of SOC Telemed, Inc.

99.1	Press Release, dated April 6, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOC Telemed, Inc.

Date: April 6, 2022	/s/ Eunice Kim
Name: Eunice Kim
Title: General Counsel and Corporate Secretary